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                                                                  EXHIBIT 11 (1)

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                                                                  EXHIBIT 11 (1)



Layne Christensen Company
Statement Regarding Computation of per Share Earnings



                                                                                      Year Ended January 31,
                                                                -------------------------------------------------------------
                                                                    1999                     1998                     1997
                                                                -----------              -----------              -----------
COMPUTATION OF PER SHARE EARNINGS (IN
    THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net income                                                      $     1,201              $    11,427              $     8,017
                                                                ===========              ===========              ===========
Weighted average common shares
   outstanding                                                   11,639,000               10,128,000                8,865,000
Dilutive stock options                                              268,000                  400,000                  281,000
                                                                -----------              -----------              -----------
                                                                 11,907,000               10,528,000                9,146,000
                                                                ===========              ===========              ===========

Per share:
   Basic earnings per share                                     $      0.10              $      1.13              $       .90
                                                                ===========              ===========              ===========
   Dilutive earnings per share                                  $      0.10              $      1.09              $       .88
                                                                ===========              ===========              ===========















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